Exhibit 10.7

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE CORPORATION THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.

No. W2015-___

Axiom Corp.

Warrant to Purchase Common Stock

Void after 5:00 p.m. Eastern Time on the Expiration Date (as defined below)

THIS WARRANT TO PURCHASE COMMON STOCK (this “Warrant”) is issued to ________________ (the “Holder”) by Axiom Corp., a Colorado corporation (the “Company”), on February 26, 2015 (the “Issue Date”).  This Warrant is issued pursuant to the terms of a Share Exchange Agreement dated as of February 23, 2015.

1.         Issuance of Warrant Securities.

Subject to the terms and conditions set forth in this Warrant, the Company hereby grants to the Holder the right to purchase from the Company, at the price of $______ per share (the “Exercise Price”), up to __________ fully paid and nonassessable shares (the “Warrant Shares”) of common stock, $0.00001 par value per share, of the Company (the “Common Stock”).  The number of shares of Common Stock subject to this Warrant (the “Warrant Number”) and the Exercise Price are subject to adjustment as provided in this Warrant.

2.         Exercise Period.

Except as otherwise provided in this Agreement, this Warrant may be exercised, in whole or in part, at any time and from time to time, after the Issue Date and ending at 5:00 p.m., Eastern time, on the date that is twenty-four (24) months from the date that the Common Stock of the Company are listed on a recognized Canadian, U.S. or UK stock exchange (the “Expiration Date”).  The period between the Issue Date and the Expiration Date, inclusive, is referred to in this Warrant as the “Exercise Period”.

3.         Method of Exercise.

(a)        Cash Exercise.  This Warrant may be exercised by delivering to the Company (a) the form of Notice of Exercise attached to this Warrant as Exhibit A, completed and executed by the Holder, (b) this Warrant, and (c) payment in cash, or payment by wire transfer of immediately available funds to a bank account specified by the Company or by certified check or bank cashier’s check, in the amount of the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised (the “Purchase Price”).

(b)        Conversion (Net Exercise).  Notwithstanding the payment provisions set forth in Section 3(a)  above, the Holder may elect to convert this Warrant by presenting this Warrant, together with the Notice of Exercise, completed and executed by the Holder, at the principal office of the Company, in which case the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X   =    Y (A-B)

                  A

Where:             X   =    the number of shares of Common Stock to be issued

                        Y   =    the number of Warrant Shares as to which the Warrant is being exercised

                        A   =    the fair market value (as defined below) of one share of Common Stock

                        B   =    the Exercise Price.

For purposes of this formula, the fair market value of a share of Common Stock shall be determined in good faith by the board of directors of the Company (the “Board”); provided, however, that if a public market for the Common Stock exists at the time of such exercise, then the fair market value shall be deemed to be equal to the average of the closing bid and asked prices of the Common Stock as quoted in the Over-the-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on any exchange on which the Common Stock is then listed, whichever is applicable, for the five trading days prior to the date of exercise of this Warrant.

            (c)          The Holder will be deemed to be the holder of record of the Warrant Shares as to which the Warrant was exercised in accordance with this Warrant, effective at the close of business, Eastern time, on the date such exercise is completed and all documents specified above are delivered to the Company.

4.         Delivery of Stock Certificate.

Within 20 days after the exercise of this Warrant (in full or in part) and payment of the Purchase Price then due (if exercise is made pursuant to Section 3(a), the Company shall issue in the name of and deliver to the Holder (a) one or more certificates for the number of fully paid and nonassessable shares of Common Stock that the Holder is entitled to receive and (b) if applicable, a new Warrant of like tenor to purchase up to that number of shares of Common Stock as to which this Warrant shall not have been previously exercised by the Holder.

5.         Reservation of Warrant Shares.

The Company covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

6.         Adjustments.

(a)        Stock Dividend, Stock Split or Combination.  If the Company issues any shares of Common Stock as a stock dividend or subdivides the number of outstanding shares of Common Stock into a greater number of shares, then the Exercise Price in effect before such dividend or subdivision shall be proportionately reduced and the Warrant Number shall be proportionately increased; and, conversely, if the Company shall reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then the Exercise Price in effect before such combination shall be proportionately increased and the Warrant Number shall be proportionately decreased.  Upon each adjustment in the Exercise Price pursuant to this Section 6, the Warrant Number shall be adjusted, to the nearest whole share, to the product obtained by multiplying the Warrant Number immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

(b)        Reclassification, Restructuring or Sale. If at any time there is (A) a reclassification of or amendment to the outstanding Common Stock, any change of the Common Stock into other securities or any other reorganization of the Company (other than as described in Section 6(a), (B) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Company with or into any other corporation resulting in any reclassification of the outstanding Common Stock, any change of the Common Stock into other securities or any other reorganization of the Company, or (C) any sale, lease, exchange or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, the Holder of this Warrant which is thereafter exercised shall be entitled to receive, and shall accept, in lieu of the number of shares of Common Stock to which the Holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which the Holder would have been entitled to receive as a result of such event if, on the effective date thereof, the Holder had been the registered holder of the number of shares of Common Stock to which the Holder was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this Section 6(b) with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 6(b) will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant.  Any such adjustments will be made, and shall set forth in an instrument supplemental hereto approved, by the directors, acting reasonably, and shall for all purposes be conclusively deemed to be an appropriate adjustment.

(c)        Adjustment to Warrant Number.   If any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of Section 6(a) or Section 6(b), then the Warrant Number shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

7.         Rules for Adjustments.

The adjustments provided for in Section 6 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest whole share and will be made successively whenever an event referred to therein occurs, subject to the following provisions:

(a)        Change Needed for Adjustment.  No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment in the Exercise Price is required unless such adjustment would result in a change of at least one one-hundredth of a Common Share; provided, however, that any adjustments which, except for the provisions of this Section 7(a), would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(b)        Settling Question or Dispute Regarding Adjustment. If at any time a question or dispute arises with respect to adjustments provided for in Section 6, such question or dispute will be conclusively determined by the auditor of the Company or, if they are unable or unwilling to act, by such other firm of independent certified public accountants as may be selected by action of the directors of the Company and any such determination, subject to regulatory approval and absent manifest error, will be binding upon the Company and the Holder. The Company will provide such auditor or certified public accountant with access to records of the Company needed to fulfill the responsibilities set forth in this Section 7(b).

(c)        Other Adjustments Determined by the Board of Directors. In case the Company after the date of issuance of this Warrant takes any action affecting the Common Stock, other than action described in Section 6, which in the opinion of the Board would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, as the Board in its sole discretion, acting reasonably and in good faith, deems appropriate, but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the Board so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Common Stock will be conclusive evidence that the Board has determined that it is equitable to make no adjustment in the circumstances.

(d)        Failure to Take Action That Would Require Adjustment.  If the Company sets a record date to determine the holders of the Common Stock for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

(e)        Deemed Record Date.  In the absence of a resolution of the Board fixing a record date for any event which would require any adjustment to this Warrant, the Company will be deemed to have fixed as the record date therefor the date on which the event is effected.

(f)        Requirement to Ensure Continued Reservation of Shares. As a condition precedent to the taking of any action that would require any adjustment to this Warrant, including the Exercise Price, the Company shall take any corporate action which may be necessary in order that the Company or any successor to the Company or successor to the undertaking or assets of the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(g)        Notice of Adjustment.  The Company will from time to time, promptly after the occurrence of any event which requires an adjustment or readjustment as provided in Section 6 and Item 7(c), forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

(h)        Notice of Effective Date or Intention to Fix Record Date.  The Company covenants to and in favor of the Holder that so long as this Warrant remains outstanding, the Company will give notice to the Holder of the effective date or of its intention to fix a record date for any event referred to in Section 6 whether or not such event gives rise to an adjustment in the Exercise Price or in the number and type of securities issuable upon the exercise of the Warrants and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Company shall only be required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. In each case such notice shall be given not less than 14 days prior to such applicable record date or effective date.

(i)         Deferred Issuances.  In any case in which this Section 7 shall require that an adjustment shall become effective immediately after a record date for or an effective date of an event referred to herein, the Company may defer, until the occurrence and consummation of such event, issuing to the Holder of this Warrant, if exercised after such record date or effective date and before the occurrence and consummation of such event, the additional shares of Common Stock or other securities or property issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Company will deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional shares of Common Stock or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional shares of Common Stock or other securities or property declared in favor of the holders of record of Common Stock or of such other securities or property on or after the Exercise Date or such later date as the Holder would, but for the provisions of this Section 7(i), have become the holder of record of such additional shares of Common Stock or of such other securities or property.

8.         Rights in Reorganization, Consolidation, Amalgamation, Merger or Sale.

(a)        Rights of Holder and Successor Corporation to Be Preserved in Corporate Reorganizations and Transactions.  The Company shall not enter into any transaction whereby all or substantially all or its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Company and the successor corporation shall have executed such instruments and done such things as the Company, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

(1)        the successor corporation will have assumed all the covenants and obligations of the Company under this Warrant, and

(2)        the Warrant and the terms set forth in this Warrant will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Warrant.

(b)        Whenever the conditions of Section 8(a) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Company under this Warrant in the name of the Company or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Company may be done and performed with like force and effect by the like directors or officers of the successor corporation.

9.         Fractional Shares.

Notwithstanding any adjustments provided for in Section 6 or otherwise, the Company shall not be required upon the exercise of this Warrant to issue fractional shares of Common Stock in satisfaction of its obligations hereunder and, in any such case, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be rounded down to the nearest whole number.

10.       Restrictions on Transfer.

Neither this Warrant nor any security issuable upon exercise of this Warrant has been registered under the Securities Act of 1933, as amended (“Securities Act”), or any applicable state law, and no interest herein or therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the securities, (b) the Company receives an opinion of counsel of recognized standing in form and substance satisfactory to the Company that such transaction is exempt from registration or otherwise does not require registration under the Securities Act, or (c) the Company otherwise satisfies itself based on the advice of counsel to the Company that such transaction does not require registration.

11.       Legend.

A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement hereof and any certificate representing a security issued pursuant to the exercise of this Warrant, and a stop transfer restriction or order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred. Each certificate representing Warrant Shares issued upon exercise or conversion of this Warrant shall bear the following legend unless the legend is no longer required pursuant to Section 8:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE CORPORATION THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.”

12.       Holder as Owner.

The Company may deem and treat the Holder of this Warrant as the absolute owner hereof for all purposes regardless of any notice to the contrary.

13.       No Shareholder Rights.

This Warrant shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights whatsoever except the rights stated herein, and no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Shares unless, until and to the extent that this Warrant is exercised.

14.       Exchange of Warrant.

This Warrant is exchangeable upon the surrender hereof by the Holder at the office of the Company for new Warrants of like tenor representing in the aggregate the rights to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

15.       Lost Warrant Certificate.

If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, upon request in writing from the Holder and subject to compliance by Holder with the following sentence, issue a new Warrant of like denomination, tenor and date as this Warrant, subject to the Company’s right, and the right of the Company’s transfer agent, to require the Holder to give the Company a bond or other satisfactory security sufficient to indemnify the Company and its transfer agent against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, mutilation or destruction of this Warrant or the issuance of such new Warrant.  The Holder shall reimburse the Company for any and all expenses and costs incurred by the Company in connection with issuing a new Warrant under this Section 15.

16.       Investment Intent.

By accepting this Warrant, the Holder represents that it is acquiring this Warrant for its own account for investment, and not with a view to, or for sale in connection with, any distribution thereof.

17.       Notice.

Unless herein otherwise expressly provided, a notice to be given hereunder will be deemed to be validly given if the notice is sent by telecopier, prepaid same day courier or first class mail addressed as follows:

If to the Holder, at the latest address of the Holder as recorded on the books of the Company.

If to the Company at:

Axiom Corp.

380 Vansickle Road, Unit 600

St. Catherines, Ontario L2S 0B5

Attention:                    President
Telecopier No.:           289-273-2099

Any notice given as aforesaid shall conclusively be deemed to have been received by the addressee, if sent by telecopier on the day of transmission or, if such day is not a business day, on the next business day, if sent by courier, on the next following business day and, if sent by mail, on the fifth day following the posting thereof.

18.       General.

(a)        Governing Law.  This Warrant will be construed in accordance with and governed by the laws of  the State of Colorado, without giving effect to the conflict of law principles of  that state.

(b)        Successors and Assigns.  Except as otherwise expressly provided in this Warrant, this Warrant will be binding on, and will inure to the benefit of, the successors and permitted assigns of the parties to this Warrant.  Nothing in this Warrant is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights or obligations under or by reason of this Warrant, except as expressly provided in this Warrant.

(c)        Severability.  In the event that any provision of this Warrant is held to be unenforceable under applicable law, this Warrant will continue in full force and effect without such provision and will be enforceable in accordance with its terms.

(d)        Construction.  The titles of the sections of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.  Unless the context of this Warrant clearly requires otherwise: (1) references to the plural include the singular, the singular the plural, and the part the whole, (2) references to one gender include all genders, (3) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (4) “including” has the inclusive meaning frequently identified with the phrase “including but not limited to” or “including without limitation,” and (5) references to “hereunder,” “herein” or “hereof” relate to this Warrant as a whole.  Any reference in this Warrant to any statute, rule, regulation or agreement, including this Warrant, shall be deemed to include such statute, rule, regulation or agreement as it may be modified, varied, amended or supplemented from time to time.

(e)        Entire Agreement.  This Warrant embodies the entire agreement and understanding between the parties hereto with respect to the subject matter of this Warrant and supersedes all prior or contemporaneous agreements and understandings other than this Warrant relating to the subject matter hereof.

(f)        Amendment and Waiver.  This Warrant may be amended only by a written agreement executed by the parties hereto.  No provision of this Warrant may be waived except by a written document executed by the party entitled to the benefits of the provision.  No waiver of a provision will be deemed to be or will constitute a waiver of any other provision of this Warrant.  A waiver will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver.

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IN WITNESS WHEREOF, the Company has executed this Warrant to Purchase Common Stock as of the date first written above.

AXIOM CORP.

By:

         Name:  Kranti Kumar Kotni

         Title:    President, Chief Executive Officer,

                     Chief Financial Officer, Secretary,

                     Treasurer and Director

EXHIBIT A

Notice of Exercise

The undersigned hereby irrevocably elects to:

[  ]  Exercise the Warrant delivered herewith pursuant to Section 3(a) of the Warrant to purchase _____________ Warrant Shares (as defined in the Warrant) and tenders payment herewith in the amount of $___________ in the form of cash, wire transfer of immediately available funds to a bank account specified by the Company, or a certified check or bank cashier’s check; or

 [  ]  Convert the Warrant delivered herewith pursuant to Section 3(b) of the Warrant to purchase _____________ Warrant Shares and surrenders ____________ Warrant Shares received upon conversion of the Warrant, which Warrant Shares have a fair market value, as determined in accordance with Section 3(b).

The undersigned requests that a certificate for such Warrant Shares be registered in the name of, and delivered to, the undersigned at the address below.

If additional Warrant Shares remain available for purchase pursuant to the Warrant, the undersigned requests that a new Warrant evidencing the right to purchase the balance of such Warrant Shares be registered in the name of, and delivered to, the undersigned at the address below.

The undersigned hereby represents to the Company that the undersigned is acquiring the Warrant Shares for investment and not with a view to, or for sale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, and understands and agrees that the exercise of the Warrant and the issuance and transfer of the Warrant Shares to be purchased upon exercise of the Warrant are subject to the restrictions on transfer set forth in Sections 10 and 11 of the Warrant.

Dated: _____________________

_______________________________________________

Signature of Holder

Print Name: _____________________________________

Address for Delivery:

Holder’s Social Security or Tax Identification Number:

EXHIBIT B

Form of Assignment

(To be executed by the registered Holder if such Holder desires to transfer the attached Warrant, after satisfying all applicable restrictions on transfer as set forth in Sections 10 and 11 of the Warrant.)

                        FOR VALUE RECEIVED,                                                                 hereby sells, assigns, and transfers unto _____________________________________ a Warrant to purchase __________ shares of Common Stock, par value $0.00001  per share, of Axiom Corp., a Colorado corporation (the “Company”), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint                                                     attorney to transfer such Warrant on the books of the Company, with full power of substitution.

                                                                              Dated:

                                                              By:

                                                                             Signature

            The signature on the foregoing Assignment must correspond to the name of the Holder as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.